Exhibit 99.1

HYATT TO EXPAND BRAND FOOTPRINT AND PIPELINE

WITH ACQUISITION OF TWO ROADS HOSPITALITY

Addition of Alila, Destination, Joie de Vivre, Thompson and tommie brands to the Hyatt portfolio will strengthen Hyatt’s lifestyle and wellbeing offerings for high-end travelers worldwide

CHICAGO (October 8, 2018) – Hyatt Hotels Corporation (NYSE: H) today announced an agreement to acquire Two Roads Hospitality, an international lifestyle hotel management company with a unique collection of distinctive brands, properties and a robust development pipeline around the globe.

Through the addition of Two Roads, its established lifestyle brands and the management agreements for the majority of its 85 properties in eight countries, Hyatt will expand its brand presence into 23 new markets while enhancing its offerings in lifestyle hotel experiences and wellbeing. With Two Roads and its distinctive collection of lifestyle hotels, resorts and vacation residences, Hyatt will offer an expanded and more powerful portfolio of brands with best-in-class offerings to deliver compelling experiences and benefits for guests and World of Hyatt members, expand its relationship with valued hotel owners, and drive growth for shareholders.

“Hyatt and Two Roads share a commitment to genuine care and delivering distinctive experiences to discerning travelers. We are pleased to be coming together, and are dedicated to learning from each other and taking the best of both organizations forward,” said Mark Hoplamazian, president and chief executive officer, Hyatt Hotels Corporation. “Two Roads’ passionate team members, strong brands, global footprint and robust development pipeline will expand our lifestyle offerings and grow Hyatt’s brand presence in more places where our guests and World of Hyatt members want to travel. Importantly, combining Two Roads’ meaningful brand presence and development plans in Asia with Hyatt’s already strong position in this region will allow us to accelerate expansion in this critically important and fast-growing part of the world.”

The acquisition consists of a base purchase price of $480 million, with the potential for Hyatt to invest up to an additional $120 million in the aggregate, contingent on the outcome of certain terms to be individually defined after closing. The base plus contingent total purchase price is expected to reflect an EBITDA multiple of approximately 12-13x stabilized 2021 earnings, which Hyatt considers the best indicator of valuation based on anticipated synergies and growth.

Consistent with Hyatt’s long-term growth strategy to drive shareholder value, this investment in a high-growth, capital-light platform accelerates Hyatt’s evolution to a more fee-driven enterprise, funded by proceeds from an asset disposition program in which real estate has been monetized at an average multiple of approximately 16.5x EBITDA to date. Notably, Hyatt is making this growth investment in a year in which it has committed to return approximately $800 million of shareholder capital through a combination of share repurchases and a cash dividend.

After the close of the transaction, which is expected later this year, Hyatt will create a dedicated lifestyle division as a catalyst to bring together the operations of Two Roads’ and Hyatt’s lifestyle brands. “Hyatt is an ideal home for us as we share many values and a deep commitment to thoughtful growth and creating compelling experiences for our guests,” said Jamie Sabatier, chief executive officer, Two Roads Hospitality. “Hyatt’s unique position in the marketplace brings with it the powerful benefit of global scale while maintaining meaningful personal relationships with team members, guests and owners.”

Hyatt will provide additional information related to the acquisition, including a preliminary estimate of 2019 earnings accretion, on its third quarter earnings call scheduled for October 31, 2018. Hyatt plans to integrate Two Roads brands into the World of Hyatt program in 2019, expanding opportunities for World of Hyatt members to earn and redeem points across more leisure-focused stay options and also driving hotel occupancy from a loyal group of travelers who spend more, stay more and book directly.

Goldman Sachs & Co. LLC served as exclusive financial advisor to Hyatt; Moelis & Company LLC served as exclusive financial advisor to Two Roads Hospitality; Latham & Watkins LLP served as legal counsel to Hyatt; Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Two Roads Hospitality.

The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation and/or one or more of its affiliates. Hyatt plans to include Two Roads’ properties in its World of Hyatt loyalty program, but such properties are not currently participating.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a portfolio of 14 premier brands. As of June 30, 2018, the Company’s portfolio included more than 750 properties in more than 55 countries across six continents. The Company’s purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top colleagues, build relationships with guests and create value for shareholders. The Company’s subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences, vacation ownership properties, and fitness and spa locations, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Andaz®, Hyatt Centric®, The Unbound Collection by Hyatt®, Hyatt Place®, Hyatt House®, Hyatt Ziva™, Hyatt Zilara™, Hyatt Residence Club® and exhale® brand names. For more information, please visit www.hyatt.com

About Two Roads Hospitality

Created in September 2016, Two Roads Hospitality is an international lifestyle company encompassing an unrivaled collection of distinctive properties, passionate people, and remarkable experiences around the globe. The company is named for the recently-merged Commune and Destination Hotels, bringing together over 40 years of combined expertise exclusively dedicated to the boutique and lifestyle space. Comprised of Joie de Vivre Hotels, Thompson Hotels, Destination Hotels, tommie and Alila Hotels & Resorts, the company is the leading operator of independent hotels with more than 85 properties in eight countries and growing, also boasting an extensive roster of award-winning restaurants and bars, stunning vacation residences, world-class golf courses, and indigenous spa and wellness offerings. For more information on Two Roads Hospitality, visit www.tworoadshotels.com, follow us on Twitter @TwoRoadsHotels, or like us on Facebook.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, business trends and expectations with respect to, among other things, the time schedule to complete the transaction and certain post-closing matters, the impact of the transaction on consolidated Adjusted EBITDA and earnings accretion, and the integration of acquired properties into the World of Hyatt loyalty program, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may”, “could”, “expect”, “intend”, “plan”, “seek”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “likely”, “will”, “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans and common stock repurchase program and other forms of shareholder capital return, including the risk that our common stock repurchase program could increase volatility and fail to enhance stockholder value; our intention to pay a quarterly cash dividend and the amounts thereof, if any; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to reduce our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; the impact of changes in the tax code as a result of recent U.S. federal income tax reform and uncertainty as to how some of those changes may be applied; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and the level of acceptance of the program by our guests; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or laws related to our franchising business; and other risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Hyatt Media Contact:

Franziska Weber

+1 312 780 6106

franziska.weber@hyatt.com

Two Roads Media Contact:

Karolina Kielbowicz

+1 415 773 1067

kkielbowicz@tworoadshotels.com

Hyatt Investor Contact:

Amanda Bryant

+1 312 780 5539

amanda.bryant@hyatt.com